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                                                                    EXHIBIT 23.1

                   CONSENT OF INDEPENDENT PUBLIC ACCOUNTANTS

     As independent public accountants, we hereby consent to the incorporation of our report, dated May 14, 1999, on the financial statements of Delco Electric, Inc. included in this Form 8-K, into Integrated Electrical Services, Inc.'s previously filed Registration Statements on Form S-8 (File Nos. 333-67113, 333-45447 and 333-45449), previously filed Registration Statement on Amendment No. 2 to Form S-4 (File No. 333-75139) and on previously filed Post Effective Amendment No. 5 to Form S-1 on Form S-4 (File No. 333-50031).



                                        /s/ Reznick Fedder & Silverman

REZNICK FEDDER & SILVERMAN
Charlotte, North Carolina
May 25, 1999